ABSOLUTE CONSULTING, INC.
Financial Statements and Supplementary Information
December 31, 2016 and 2015

Table of Contents
Independent Auditors' Report	2
Financial Statements
Balance Sheets	4
Statements of Income	5
Statements of Changes in Stockholders' Equity	6
Statements of Cash Flows	7
Notes to the Financial Statements	8
Supplementary Information
Schedules of General and Administrative Expenses	14

INDEPENDENT AUDITORS' REPORT
To the Board of Directors
Absolute Consulting, Inc.
We have audited the accompanying financial statements of Absolute Consulting, Inc. (an S corporation), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to  design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Absolute Consulting, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 11 to the financial statements, retained earnings at the beginning of 2015 has been adjusted to correct for errors.   Our opinion is not modified with respect to this matter.
Report on Supplementary Information
Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedules of General and Administrative Expenses are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Warren Averett LLC
Pensacola, Florida
August 11, 2017

ABSOLUTE CONSULTING, INC
BALANCE SHEETS
	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,177,556	$1,754,809
Contract receivables, net	4,485,467	4,662,951
Prepaid expenses	131,836	115,550
Total current assets	5,794,859	6,533,310

Equipment, software, and leasehold improvements, net	151,685	215,439
Total assets	5,946,544	6,748,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	-	-
Accounts payable	21,064	32,674
Unearned revenue	38,828	65,394
Accrued expenses	1,234,858	1,627,604
Distributions payable	250,000	348,467
Total current liabilities	1,544,750	2,074,139

Stockholders' equity:
Capital stock, $0.001 par value, 1,000,000 shares authorized and 213,134 shares issued and outstanding in 2016 and 2015	213	213
Treasury stock at cost, 33,482 and 31,315 shares at 2016 and 2015	(4,231,103)	(3,976,618)
Additional paid in capital	465,421	465,421
Retained earnings	8,167,263	8,185,594
Total stockholders' equity	4,401,794	4,674,610
Total liabilities and stockholders' equity	$5,946,544	$6,748,749
See notes to the financial statements.

ABSOLUTE CONSULTING, INC
STATEMENTS OF INCOME
	Year ended December 31,
	2016	2015
Revenues earned	$40,045,664	$49,878,145
Costs of revenues earned	34,961,613	42,535,058
Gross profit	5,084,051	7,343,087

Selling, general and administrative	4,219,497	5,523,245
Income from operations	864,554	1,819,842

Interest (expense), net	(1,159)	(11,832)
Miscellaneous income	-	27,033
Bad debt recoveries	-	297,295
Loss on disposal of assets	(347)	(3,919)
Net income	$863,048	$2,128,419
See notes to the financial statements.

ABSOLUTE CONSULTING, INC
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
	Common Stock		Treasury Stock		Additional	Retained	Total stockholders'
	Shares	Amount	Shares	Amount	paid-in capital	earnings	equity
Balance at January 1, 2015, as Restated (Note 11)	213,134	$213	25,114	$(3,178,284)	$465,421	$7,240,642	$4,527,992
Treasury stock issued for stock-based compensation	-	-	(594)	79,065	-	-	79,065
Purchase of treasury stock	-	-	6,795	(877,399)	-	-	(877,399)
Distributions	-	-	-	-	-	(1,183,467)	(1,183,467)
Net income	-	-	-	-	-	2,128,419	2,128,419
Balance at December 31, 2015	213,134	213	31,315	(3,976,618)	465,421	8,185,594	4,674,610
Treasury stock issued for payments of bonus	-	-	(947)	120,534	-	-	120,534
Purchase of treasury stock	-	-	3,114	(375,019)	-	-	(375,019)
Distributions	-	-	-	-	-	(881,379)	(881,379)
Net income	-	-	-	-	-	863,048	863,048
Balance at December 31, 2016	213,134	$213	33,482	$(4,231,103)	$465,421	$8,167,263	$4,401,794
See notes to the financial statements.

ABSOLUTE CONSULTING, INC
STATEMENTS OF CASH FLOWS
See notes to the financial statements.
	Year ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$863,048	$2,128,419
Adjustments to reconcile net income to net cash from operating activities:
Bad debt	-	82,196
Depreciation	97,215	110,859
Loss on disposal of assets	347	3,919
Stock-based compensation	120,534	79,065
Changes in assets and liabilities:
Accounts receivable	177,484	1,427,720
Prepaid expenses	(16,286)	9,331
Cash overdraft	-	(84,081)
Accounts payable	(11,610)	1,755
Unearned revenue	(26,566)	65,394
Accrued expenses	(392,746)	204,045
Net cash provided by operating activities	811,420	4,028,622

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(33,808)	(76,751)
Net cash used in investing activities	(33,808)	(76,751)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit	4,086,736	17,952,088
Repayments on line of credit	(4,086,736)	(18,216,005)
Purchase of treasury stock	(375,019)	(877,399)
Distributions paid	(979,846)	(1,055,746)
Net cash used in financing activities	(1,354,865)	(2,197,062)
NET DECREASE IN CASH	(577,253)	1,754,809
CASH AND CASH EQUIVALENTS, BEGINNING	1,754,809	-
CASH AND CASH EQUIVALENTS, ENDING	$1,177,556	$1,754,809

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for interest	$1,159	$11,832

ABSOLUTE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2016 AND 2015
1.	Description of Business and Summary of Significant Accounting Policies
Description of Business
Absolute Consulting, Inc. ("the Company"), formed in 1997, was created with a goal of providing the technical service needs for organizations in the nuclear power industry. Today, the Company is a leading supplier of technical experts and professional personnel for companies involved in a variety of industries - power related and others. The Company's target market includes energy focused utilities and government facilities. The Company operates primarily in the United States.
Basis of Accounting
A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:
Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements. Actual results could differ from those estimates.
Cash and Cash Equivalents
For the purposes of reporting cash flows, the Company considers all cash accounts and certificates of deposit with original maturities of three months or less to be cash or cash equivalents.
Revenue Recognition
The Company derives its revenues from contracts mainly in the nuclear and utility industries. The Company provides technical experts and professional personnel for companies on a temporary basis. Revenues as presented on the statements of income represent services rendered to customers less sales adjustments and discounts. Reimbursements, including those related to out- of-pocket expense, are also included in revenues, and equivalent amounts of reimbursable expenses are included in cost of services.
The Company and its customers enter into agreements that outline the general terms and conditions of the staffing arrangement. Revenue is recognized as services are performed and associated costs have been incurred. The Company records revenue on a gross basis versus on a net basis as an agent in the presentation of revenue and expenses. The Company has evaluated ASC 605-45 and concluded that gross reporting is appropriate because the Company has the risk of identifying and hiring qualified workers, has the discretion to select the workers and establish their price and duties, and bears the risk for services that are not fully paid for by customers.

Accounts Receivable
Accounts receivable are carried at original invoice amount. Recoveries of accounts receivable previously written off are recorded when received. The Company does not charge interest on trade accounts receivable balances.
Allowance for Doubtful Accounts
Accounts receivable are recorded when invoices are submitted and are presented in the balance sheet net of the allowance for doubtful accounts. Accounts receivable are written off when deemed to be uncollectible. The allowance for doubtful accounts is estimated based on the Company's historical losses, the existing economic conditions in the industry and the financial stability of its customers. Bad debt of approximately $82,000 was recognized during the year ended December 31, 2015 in relation to a customer that filed for bankruptcy. The Company believes no allowance for doubtful accounts is necessary at December 31, 2016 and 2015.
Property and Equipment
Property and equipment are stated at cost. Major renewals, betterments, and replacements are capitalized, while maintenance and repair costs are charged directly to expense as incurred. When properties are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in earnings. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years.
Compensated Absences
All exempt employees of the Company receive paid time off (PTO) based on full time status and length of service. Any vested PTO time is paid out to employees prior to the end of each calendar year and as such, no liability is necessary at December 31, 2016 and 2015, respectively.
Income Taxes
The Company has elected to be taxed as an S corporation under the Internal Revenue Code. As a result, earnings or losses of the Company flow through to its shareholders. Therefore, no provision for income taxes has been included in these financial statements.  However, the Company generally distributes funds to the shareholders through capital distributions to pay income taxes attributable to corporate earnings. The Company is not aware of any uncertain tax positions that would require disclosure or accrual in accordance with generally accepted accounting principles.
Events Occurring After Reporting Date
The Company has evaluated events and transactions that occurred between December 31, 2016 and August 11, 2017, which is the date that financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

2.	Accounts Receivable
Accounts receivable are comprised of the following:
	2016	2015
Accounts receivable - billed	$3,676,679	$3,940,524
Accounts receivable - unbilled	808,788	722,427
	$4,485,467	$4,662,951
Unbilled amounts are classified as current assets since substantially all amounts are expected to be realized within one year. The majority of the unbilled amounts reported were billed within 30 days of fiscal year end. All of the accounts receivable are pledged as collateral on the Company's line of credit.
3.	Property and Equipment
A summary of property and equipment by major category follows:
	2016	2015
Furniture and fixtures	$126,305	$120,104
Office equipment	148,859	157,430
Software	328,400	315,917
	603,564	593,451
Less: accumulated depreciation	(451,879)	(378,012)
	$151,685	$215,439
Depreciation  expense  of  these assets  for the  years  ended  December  31,  2016  and  2015 was $97,215 and $110,859 respectively.
4.	Accrued Expenses
Accrued expenses are comprised of the following:
	2016	2015
Accrued payroll, including taxes	$821,940	$728,090
Bonus payable	399,487	874,714
Other accrued expenses	13,431	24,800
	$1,234,858	$1,627,604

5.	Line of Credit
The Company has a $3,600,000 line of credit with a Bank secured by all assets of the Company. Advances on the line of credit bear interest at the Bank's base rate plus 0.25% (3.75% at December 31, 2016). There was no outstanding balance on the line of credit as of December 31, 2016 and 2015. This agreement contains certain affirmative and negative covenants, including maintenance of financial ratios as defined in the agreement. As of December 31, 2016 and 2015, the Company was not aware of any noncompliance with the covenants. The line of credit matures on September 21, 2017.
6.	Bonus Compensation Plans
The Company has a bonus compensation plan for sales and support personnel and a second bonus compensation plan for executives. The bonus plan for sales and support personnel was established to share approximately 50% of the Company's profits with key employees and are paid as additional compensation. During the years ended December 31, 2016 and 2015, the Company recorded approximately $860,000 and $1,900,000, respectively, in compensation expense as a result of the sales and support personnel bonus plan.
Under the bonus plan for executives, the bonuses are based upon a certain percentage of profits and are generally paid out in a combination of cash and common stock of the Company. The stock is valued based on management's best estimate of the fair value of the Company's common stock.
Currently, the Company is obtaining the shares from the majority shareholder to redistribute to the Plan recipients. During the years ended December 31, 2016 and 2015, the Company recorded approximately $95,000 and $236,000 respectively, in compensation expense as a result of the bonus plan for executives.
7.	Related Party Transactions
The Company rents office space from an entity owned by Company shareholders. The lease renews on an annual basis and requires annual rents as disclosed in Note 9.
8.	Retirement Plan
The Company has a defined contribution 401(k) retirement plan for all employees. For those employees who are at least 21 years of age, the plan covers all employees immediately upon the start of an assignment. Employees may contribute up to the maximum deferral amount allowed by law into the plan. The Company does not make discretionary matching or non-elective contributions for the employees.

9.	Operating Leases
The Company leases office facilities from a related party as disclosed in Note 7 under multiple operating lease agreements with initial terms of ten years. Under the leases, the Company pays taxes, maintenance, and insurance expenses related to the leased premises. Annual lease expense for each of the years ended December 31, 2016 and 2015, was $120,000.
    The estimated future rents payable under the leases are as follows:
Year ending December 31,
2017	$120,000
2018	120,000
2019	120,000
2020	73,800
2021	27,600
Total minimum payments	$461,400

10.	Major Customers and Risk Concentration
Uninsured Cash Balances
The Company maintains deposits in a financial institution within its geographic region which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2016 and 2015, the Company's uninsured cash balances totaled approximately $1,011,000 and $1,418,000, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk.
Major Customers
The Company has concentrations of credit risk as a result of significant revenues from three major customers. The Company's three largest customers accounted for 61% and 55% of revenues for the years ended December 31, 2016 and 2015, respectively. The Company's three largest customers accounted for 65% and 33% of accounts receivable as of December 31, 2016 and 2015, respectively.

11.	Prior Period Adjustments
Retained earnings at the beginning of 2015 has been adjusted to correct for errors in recording prepaid insurance and related expense, to accrue additional distributions related to fiscal year 2014 but paid in fiscal year 2015, and to accrue for additional bonuses paid in fiscal year  2015 that  related to fiscal year 2014.
The effects of the prior period adjustments on beginning retained earnings and net income are as follows:
Prior Period Adjustments	Effect on Retained Earnings January 1, 2015	Effect on Net Income for 2014
Retained earnings, as originally stated	$7,278,349	$	N/A
Increase in bonus accrual	(64,523)		(64,523)
Correct errors in prepaid insurance and expense	105,580		4,073
Record distributions paid in FY 15 but not accrued	(78,764)		N/A
Retained earnings, as restated	$7,240,642	$	N/A

SUPPLEMENTARY INFORMATION

ABSOLUTE CONSULTING, INC.
SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2016	2015
Accounting and legal	$41,620	$54,288
Advertising	9,052	25,689
Bank charges	10,613	13,822
Bad debt	-	82,196
Computer and hardware	1,337	1,462
Depreciation	97,215	110,859
Insurance	102,870	99,694
Miscellaneous	45,634	32,991
Office expenses	7,598	10,233
Payroll expenses	3,279,296	4,482,390
Postage	4,533	3,435
Recruitment	1,608	3,054
Rent	122,839	120,266
Repairs and maintenance	24,204	22,109
Software and services	118,509	169,468
Taxes and licenses	140,971	79,420
Training	47,853	46,100
Travel	108,002	101,293
Utilities	55,743	64,476
Total General And Administrative Expenses	$4,219,497	$5,523,245

See independent auditors' report.